Exhibit 99.1

NV5 Holdings, Inc. Announces Results of Temporary Reduction of the Exercise Price of its Outstanding Public Warrants

HOLLYWOOD, FL – October 14, 2013 - NV5 Holdings, Inc. (the “Company”) (NASDAQ: NVEE) (NASDAQ: NVEEW), a provider of professional and technical engineering and consulting solutions, announced today that 1,196,471, or approximately 74%, of its outstanding public warrants quoted under the symbol “NVEEW” were exercised during the Company’s temporary reduction of the exercise price of all its outstanding public warrants from $7.80 per share to $6.00 per share. The temporary reduction of the warrant exercise price commenced on September 27, 2013 and continued until 5:00 p.m., New York City time, on October 11, 2013 (the “Temporary Reduction Expiration Time”). The temporary reduction in the warrant exercise price generated cash proceeds to the Company of approximately $7.2 million.

Immediately following the Temporary Reduction Expiration Time, the exercise price of the remaining unexercised public warrants automatically reverted to the warrant exercise price of $7.80 per share included in the original terms of the public warrants.

Dickerson Wright, President and CEO of the Company, stated, “The temporary reduction of the exercise price on our warrants allowed us to raise new capital in a cost effective and timely manner, improve liquidity and reduce the Company’s warrant overhang. We will use the proceeds to accelerate our acquisition strategy.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEE) (NASDAQ: NVEEW) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. The Company primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. NV5 Holdings operates 22 offices in California, Colorado, Utah, Florida and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes”, “expects”, “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, the “Risk Factors” set forth in the Company’s most recent filings with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to publicly update such statements.

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel 1-954-495-2114

IR@NV5.com

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

NVEE@liolios.com